Exhibit 3.1

ALEXION PHARMACEUTICALS, INC.

A Delaware Corporation

AMENDED AND RESTATED BY-LAWS

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meeting.

An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

Section 1.2 Special Meetings.

Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, the President, the Secretary, or a majority of the Board of Directors, at such time and place either within or without the State of Delaware as may be stated in the notice. A special meeting of stockholders shall be called by the Chairman of the Board, the President, or the Secretary upon the written request, stating time, place, and the purpose or purposes of the meeting, of stockholders who together own of record 50% of the outstanding stock of all classes entitled to vote at such meeting.

Section 1.3 Notice of Meetings.

Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, the President, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat at least 10 days but not more than 60 days before the date of the meeting, unless a different period is prescribed by law.

Section 1.4 Quorum.

Except as otherwise provided by law or in the Certificate of Incorporation or these By- Laws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these By-Laws until a quorum shall attend.

Section 1.5 Adjournment.

Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.6 Organization.

The Chairman of the Board, or in his absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, and all Vice Presidents.

The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

Section 1.7 Voting.

(a)	Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws and except as provided in clause (b) for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question.

(b)	Election of Directors.

i.	In an uncontested election, stockholders will be given the choice to cast votes “for” or “against” the election of directors. Except as otherwise provided in clause (iii) for contested elections (as defined below), a nominee for director in an uncontested election shall be elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election.

ii.

If a nominee for director, who is an incumbent director, is not elected, the director shall promptly offer to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days following certification of the election results. The director who tenders his or her resignation shall not participate in the recommendation of the committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal. If the Board of Directors accepts a director’s resignation pursuant to this Section 1.7(b)(ii), or if a nominee for director is not elected and the nominee is not an incumbent director, the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 4.3 or may decrease the size of the Board of Directors pursuant to the provisions of Section 2.1.

iii.	In the event of a contested election of directors, directors shall be elected by a plurality of the votes cast for nominees in the election of directors at any meeting of stockholders for the election of directors at which a quorum is present. A contested election for purposes of these By-Laws means any election of directors for which the Board of Directors determines that the number of candidates for election as directors exceeds the number of directors to be elected. In a contested election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors.

Section 1.8 Stockholder Action without Meeting.

Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Number and Term of Office.

The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of two directors; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders, and each shall serve (subject to the provisions of Article IV) until the next succeeding annual meeting of stockholders and until his respective successor has been elected and qualified.

Section 2.2 Meetings.

Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, the President, or by a majority of the directors then in office.

Section 2.3 Notice of Special Meetings.

The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least three days before the meeting, or by telegram, telecopy, cable, radiogram, or personal service at least one day before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

Section 2.4 Quorum and Organization of Meetings.

A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, or in his absence by the President, or in the absence of both by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.5 Committees.

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority expressly granted to the Board of Directors by the Corporation’s Certificate of Incorporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these By-Laws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Each committee which may be established by the Board of Directors pursuant to these By-Laws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

Section 2.6 Action Without Meeting.

Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

Section 2.7 Telephone Meetings.

Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 2.8 Good Faith Reliance.

Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any officers of the Corporation, or any officers of its wholly-owned subsidiaries, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

ARTICLE III

OFFICERS

Section 3.1 Executive Officers.

The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, a Controller, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3.2 The President.

The President shall be the chief executive officer of the Corporation and shall have the general direction and supervision over day-to-day matters relating to the business and affairs of the Corporation, shall implement or supervise the implementation of corporate policies as established by the Board of Directors, and perform such duties and have such powers as the Board of Directors may from time to time prescribe. The President shall, in the absence or disability of the Chairman of the Board, preside at meetings of the stockholders and the Board of Directors. The President shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 3.3 The Secretary and Assistant Secretary.

The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or person serving as chief executive officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or, in the absence of any designation, then in the order of their election), shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 3.4 The Treasurer and Assistant Treasurers.

The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the person serving as chief executive officer, the President and Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his or her control belonging to the Corporation. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or, in the absence of any designation, then in the order of their election), shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 3.5 The Vice Presidents.

The Vice President, if any, or, if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors (or, in the absence of any designation, then in the order of their election) shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE IV

RESIGNATIONS, REMOVALS, AND VACANCIES

Section 4.1 Resignations.

Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Except as provided by Section 1.7(b)(ii), any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. Except as provided by Section 1.7(b)(ii), the acceptance of such resignation shall not be necessary to make it effective.

Section 4.2 Removals.

The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

Section 4.3 Vacancies.

Any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director, by the stockholders, and, subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, he shall (subject to the provisions of this Article IV) hold office for the unexpired term of his predecessor.

ARTICLE V

CAPITAL STOCK

Section 5.1 Stock Certificates.

The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

Section 5.2 Transfer of Shares.

Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

Section 5.3 Fixing Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

Section 5.4 Lost Certificates.

The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

Section 5.5 Regulations.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Corporate Seal.

The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

Section 6.2 Fiscal Year.

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 6.3 Notices and Waivers Thereof.

Whenever any notice whatever is required by law, the Certificate of Incorporation, or these By-Laws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, telecopy, cable, or radiogram, addressed to such address as appears on the books of the Corporation. Any notice given by telegram, telecopy, cable, or radiogram shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

Section 6.4 Stock of Other Corporations or Other Interests.

Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors, the Chairman of the Board or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman of the Board, the President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

ARTICLE VII

AMENDMENTS

The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation by vote of not less than a majority of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the By-Laws by vote of not less than a majority of the entire Board. However, any By-Law adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.